Exhibit 4(j)

FOURTH AMENDMENT

TO THE

STATE AUTO INSURANCE COMPANIES

AMENDED AND RESTATED

DIRECTORS DEFERRED COMPENSATION PLAN

Background Information

A.	State Automobile Mutual Insurance Company and its affiliates (collectively, the “State Auto Companies”) previously adopted and maintain the State Auto Insurance Companies Amended and Restated Directors Deferred Compensation Plan (the “Plan”) for the benefit of its members and their Boards of Directors.

B.	The State Auto Companies now desire to amend the Plan to add State Auto Financial Corporation (“STFC”) stock as an investment option under the Plan for participants who are directors of STFC or its subsidiaries.

C.	Section B. of Article V of the Plan permits the amendment of the Plan at any time.

Amendment of the Plan

The Plan is hereby amended effective November 1, 2010, as follows:

1.	The next to the last sentence of the first paragraph of Section 3 of the Plan is hereby amended in its entirety to read as follows:

The total number of STFC Shares that may be made available as an investment option under this Plan for the purpose of all eligible participant accounts is 60,000.

2.	The last sentence of the first paragraph of Section 3 of the Plan is hereby amended in its entirety to read as follows:

Effective December 1, 2005, the Plan shall no longer permit investments in STFC Shares or Phantom Stock Units; provided, however, that effective November 1, 2010, the Plan shall again permit investments in STFC Shares for participants who are directors of STFC or its subsidiaries.

3.	The last sentence of the sixth paragraph of Section 3 of the Plan is hereby deleted in its entirety.

4.	All other provisions of the Plan shall remain in full force and effect.

STATE AUTO FINANCIAL CORPORATION

By:	/s/ James A. Yano

Its:	Vice President, Secretary and General Counsel

Date:	November 9, 2010

(additional signatures on next page)

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

By:	/s/ James A. Yano

Its:	Vice President, Secretary and General Counsel

Date:	November 9, 2010

STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY

By:	/s/ James A. Yano

Its:	Vice President, Secretary and General Counsel

Date:	November 9, 2010